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                                                                    EXHIBIT 3.1

                             SUBSCRIPTION AGREEMENT

         The undersigned hereby subscribes to and agrees to purchase the following described securities of PF Management, Inc. (hereinafter called the "Corporation"), a corporation organized or to be organized under the laws of the State of North Carolina.

         1. Description of securities. The securities hereby subscribed and agreed to be purchased are four thousand eight (4,008) shares of the common capital stock of the Corporation.

         2. Purchase price. In consideration of the shares, the undersigned will contribute to the Corporation the following securities, as set forth on Exhibit A attached hereto.

         3. Investment representation. The undersigned hereby represents and agrees that the purchase of the securities hereby subscribed and any securities of the Corporation received by dividend, liquidation or otherwise from Columbia Hill, LLC (the "Assigned Securities") will be for investment only, for the account of the subscriber, and not with any view to the resale or distribution thereof; that the undersigned will not resale the securities hereby subscribed or the Assigned Securities without registration under federal and state securities laws or exemptions therefrom; and that the undersigned understands that the securities hereby subscribed or Assigned Securities will be issued, without registration, under exemptions in the federal and state securities laws that depend upon the intent hereby represented and that the Corporation will rely on such representation in issuing such securities without registration. The undersigned further agrees that the share certificates issued pursuant to this subscription or the Assigned Securities, and any replacements thereof, may be marked with a legend to the effect that such securities cannot be sold or transferred without either (a) registration under federal and state securities laws, or (b) an opinion of counsel satisfactory to the Corporation that neither the sale nor the proposed transfer constitutes a violation of any federal or state securities law.


                            [Signature Page Attached]


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This 17th day of April, 2001.


                                             /s/ David R. Clark           (SEAL)
                                             -----------------------------
                                             David R. Clark

                                             Address: Post Office Box 3967
                                                      Hickory, NC  28603

                                             Taxpayer Identification No.:

                                             ###-##-####

Accepted this 17th day of April, 2001.

PF Management, Inc.

By: /s/ James C. Richardson, Jr.
   -----------------------------------
   Vice President


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                                    EXHIBIT A


              4,008 shares of Pierre Foods, Inc.